UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- August 10, 2015
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 10, 2015, U.S. Geothermal Inc. (the “Company”) announced that a Special Committee of the Company had selected Marathon Capital to serve as its financial advisor to consider strategic alternatives to maximize shareholder value. A copy of the press release announcing the appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 10, 2015, the Company also announced that its Board of Directors had approved a stock repurchase program, pursuant to which the Company is authorized to repurchase, from time to time, up to $2 million of its outstanding common stock through the end of July 2016. The extent to which the Company repurchases its common stock and the timing of the repurchases will depend upon market conditions and other corporate considerations. The Company intends to pay for any stock repurchased with existing cash balances.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated August 10, 2015 announcing the appointment of Marathon Capital, a stock repurchase plan and a plan to evaluate other strategic alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2015	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer